EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-28045, 33-65140, 333-28395 and 333-57873) pertaining to the
1988 Joint Incentive and Non-Qualified Stock Option Plan and the 1988 Incentive Stock Option Plan of United Capital Corp. of our report dated February 11, 2000, with respect to the consolidated financial statements and schedules of United Capital Corp. included in the Annual Report (Form 10-K) for each of the three years in the period ended December 31, 1999.


                                                               ERNST & YOUNG LLP


New York, NY
March 14, 2000